CODE OF ETHICS

                            TOUCHSTONE ADVISORS, INC.
                                TOUCHSTONE FUNDS
                           TOUCHSTONE SECURITIES, INC.

      Touchstone Advisors, Inc. (the "Advisor") has adopted this Code of Ethics effective as of February 1, 2005, amended August 25, 2006, in accordance with the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act") (collectively, the "SEC Rules").

      The SEC Rules generally prohibit deceitful, fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies. While this Code is designed to prevent violations of the SEC Rules, it is possible to comply with the terms of this Code and nevertheless violate the general prohibitions set forth in the SEC Rules.

      Notwithstanding the above, the Advisor, in its capacity as Advisor to the Touchstone Funds and the Touchstone Variable Series Trust, serves in a very limited capacity. The Advisor does not hold itself out as providing investment advice or make recommendations, enter orders on behalf of the funds, hold customer funds or securities but rather subcontracts those duties out to select sub-advisors. The Access Persons of the Advisor are not deemed to have access to or advance knowledge of portfolio selections or trading activities of the sub-advisors. None of the day-to-day activities of the sub-advisors are under the same management as the Advisor.

      Access Persons of the sub-advisors must comply with their respective sub-advisor's Code of Ethics and must report their trading activities according to the provisions of their sub-advisor's Codes. The sub-advisors will on a quarterly basis, report to the Advisor any violations of their Codes of Ethics by any individuals with responsibilities involving the Touchstone Funds. As advisor to the Touchstone Funds, the Chief Compliance Officer of the Advisor must provide the Board of the Touchstone Funds an annual report describing any issues arising under either the Advisor's or any sub-advisors' Code of Ethics.

      The Access Persons of the Advisor are subject to the Advisor's Code and should, therefore, bear these general standards of conduct in mind at all times as well as strict adherence to all applicable federal securities laws.

A.    GENERAL STANDARDS OF ETHICAL CONDUCT
      ------------------------------------

      Access Persons (as defined in this Code) have a duty at all times to place the interests of the investment companies ("Funds") for which the Advisor acts as investment advisor ahead of their own interests.

      All personal securities transactions of these individuals must be conducted in compliance with this Code and in a manner that avoids any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility to the Advisor and the Funds.

      All activities of these individuals also must be conducted in accordance with the fundamental standard that they may not take any inappropriate advantage of their positions with the Advisor.

      The Board of Directors of the Advisor may from time to time adopt interpretations of this Code, as it deems appropriate.

B.    DEFINITIONS
      -----------

      "ACCESS PERSON" is defined as

      1. any supervised person of the advisor who has access to non-public information regarding the funds' purchases or sales of securities;

      2. any supervised person of the advisor who is involved in making securities recommendations to the funds or who have access to the advisors non-public recommendations; or

      3. any supervised person who has access to nonpublic information regarding the portfolio holdings of affiliated mutual funds.

      ACCESS PERSONS include:

      o     any Director of the Advisor
      o     any Officer of the Advisor
      o     any General Partner of the Advisor or
      o     any Advisory Person (as defined below) of the Advisor
      o     any Investment Person (as defined below) of the Advisor
      o any administrative, technical or temporary employee or supervised person of the Advisor who may have access to information that would cause them to meet the definition of access person given above.

      "ADVISORY PERSON" means

      o any employee of the Advisor (or of any company in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund
      o any employee of the Advisor (or of any company in a control relationship to the Advisor) whose functions relate to the making of any recommendations with respect to purchases or sales of Covered Securities by a Fund or
      o any natural person in a control relationship with the Advisor who obtains information regarding recommendations made to a Fund with regard to the purchase or sale of Covered Securities by a Fund
      o     TAI DOES NOT HAVE ANY "ADVISORY PERSONS". Should someone become an
            Advisory Person of TAI, this Code would be amended to include appropriate restrictions on their trading activity.


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

      "AUTOMATIC INVESTMENT PLAN" means a program in which regular periodic purchases (or withdrawals) are made automatically in (and or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

      "BENEFICIAL OWNERSHIP" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934.

      "CHIEF COMPLIANCE OFFICER " means the person designated by the Advisor to administer this Code or to review reports required by this Code.

      "CONTROL" has the same meaning as in Section 2(a)(9) of the 1940 Act.

      "COVERED SECURITY" means a security as defined in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it does not include:

      o     direct obligations of the government of the United States;
      o     bankers' acceptances;
      o     bank certificates of deposit;
      o     commercial paper;
      o high quality short-term debt instruments, including repurchase agreements;
      o shares issued by open-end Funds unless the advisor or a control affiliate of the adviser acts as the investment advisor or principal; and
      o transactions in units of a unit investment trust as long as the trust is invested exclusively in unaffiliated mutual funds.

      "FEDERAL SECURITIES LAWS" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

      "FUND" means an investment company registered under the 1940 Act for which the Advisor serves as investment advisor.

      "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 of 15(d) of the Securities Exchange Act of 1934.

      "INVESTMENT PERSON" means

      o any employee of the Advisor (or of any company in a control relationship to the Advisor) who, in connection with his or her regular functions of duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund or
      o any natural person who controls the Advisor and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund
      o THE ADVISOR DOES NOT HAVE ANY "INVESTMENT PERSONS". Should someone become an "Investment Person of the Advisor", this Code would be amended to include appropriate restrictions on their trading activity.


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

      "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6), (15 U.S.C. 77d(2) or 77d(6)) or pursuant to Rule 504, 505, or 506.

      "PURCHASE OR SALE OF COVERED SECURITIES" includes, among other things, the writing of an option to purchase or sell Covered Securities.

      "RELATED SECURITY" means:

      o     a security issued by the same issuer that issued the Covered
            Security;
      o a security issued by an issuer under common control with the issuer that issued the Covered Security; or
      o a security that gives the holder any contractual right with respect to the Covered Security, including options, warrants or other convertible securities.

C.    STANDARDS OF CONDUCT FOR ACCESS PERSONS
      ---------------------------------------

      1.    Restrictions on Serving on Boards of Directors
            ----------------------------------------------

            An Access Person may not serve on the board of directors of a publicly traded company without prior approval from the Chief Executive Officer of their business unit.

      2.    Restrictions Involving Gifts
            ----------------------------

            An Access Person may not accept (or give) in any calendar year gifts with a value of more than $100 from any person (or to any person) that does business with the Advisor, directly or on behalf of any Fund.

            This prohibition shall not apply to:

            o an occasional breakfast, lunch, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment that is not so frequent, so costly nor so extensive as to raise any question of impropriety;
            o a breakfast, lunch, dinner, reception or cocktail party in conjunction with a bona fide business meeting; or
            o a gift approved in writing by the Chief Compliance Officer because the character or value of the gift would not raise any question of impropriety.

D.    STANDARDS OF TRADING PRACTICES FOR ACCESS PERSONS
      -------------------------------------------------

      The Access Persons of the Advisor are not deemed to have access to or advance knowledge of portfolio selections or trading activities of the sub-advisors. None of the day-to-day activities of the sub-advisors are under the same management or control as the Advisor. Due to the physical and business separation of the entities, Access Persons of the Advisor are not under any trading restrictions within their personal accounts or any account in which they have beneficial interest with the following exception:


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

            ANY ACCESS PERSON OF THE ADVISOR MUST OBTAIN WRITTEN APPROVAL OF THE CHIEF COMPLIANCE OFFICER OR THEIR DESIGNATED REPRESENTATIVE PRIOR TO INVESTING IN AN INITIAL PUBLIC OFFERING OR LIMITED OFFERING.

      All Access Persons are subject however, to the reporting requirements of this Code.

      An Access Person may not solicit gifts.

E.    REPORTING
      ---------

      Note: The reporting requirements described in this section apply to Access Persons, which includes Directors, Officers, General Partners, Advisory Persons and Investment Persons.

      1.    Duplicate Confirmations and Statements
            --------------------------------------

                  Each Access Person must arrange for duplicate copies of broker trade confirmations and periodic statements of his or her brokerage accounts to be sent to the Chief Compliance Officer or their designated representative. If this is designated to a representative, that representative will send periodic reports of all violations of the Code of Ethics to the Chief Compliance Officer. When the term "Chief Compliance Officer" is used in this section, it includes any designated representative.

      2.    Holdings Reports
            ----------------

            a.    What Information Must Be Included in a Holdings Reports?
                  --------------------------------------------------------

                  Each Access Person must submit written and signed reports
            containing information about each Covered Security in which the Access Person had any direct or indirect beneficial ownership ("Holdings Reports").

                  Each Holdings Report must include the following information:

                  o title of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
                  o number of shares and/or principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
                  o name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and
                  o     date the Holdings Report is submitted by the Access
                        Person.

                  If an Access Person is not required to report any information on a Holdings Report, the Access Person must submit a written and signed statement to that effect to the Chief Compliance Officer by the date on which the Holdings Report is due.

            b.    When Must an Access Person Submit an Initial Holdings Report?
                  -------------------------------------------------------------

                  Each Access Person must submit to the Chief Compliance Officer an Initial Holdings Report no later than 10 days after he or she becomes an Access Person. The information included in the Initial Holdings Report must reflect the Access Person's holdings as of the date he or she became an Access Person.


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

            c.    When Must an Access Person Submit Annual Holdings Reports?
                  ----------------------------------------------------------

                  Each Access Person must submit to the Chief Compliance Officer an Annual Holdings Report no later than January 30 of each year. The information included in the Annual Holdings Report must reflect the Access Person's holdings as of the immediately preceding December 31.

            d.    Are There Any Exceptions to These Reporting Requirements?
                  ---------------------------------------------------------

                  An Access Person does not have to include in his or her
            Holdings Reports information about the following securities or accounts:

                  o     direct obligations of the government of the United
                        States
                  o     bankers' acceptances
                  o     bank certificates of deposit
                  o     commercial paper
                  o high quality short-term debt instruments including repurchase agreements
                  o transactions effected for any account over which the Access Person has no direct or indirect influence or control
                  o shares issued by open-end Funds unless the advisor or a control affiliate of the adviser acts as the investment advisor or principal
                  o transactions in units of a unit investment trust as long as the trust is invested exclusively in unaffiliated mutual funds
                  o transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans, unless the transaction overrides the set schedule or allocations of the plan

      2.    Quarterly Transaction Reports
            -----------------------------

            a. What Information Must Be Included in a Quarterly Transaction Report?
                  -------

                  Each Access Person must submit a report ("Quarterly
            Transaction Report") containing information about:

                  o every transaction in a Covered Security during the quarter and in which the Access Person had any direct or indirect beneficial ownership and
                  o every account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person.

                  A Quarterly Transaction Report must include the following
            information:

                  o     date of each transaction in a Covered Security
                  o     title of the Covered Security
                  o interest rate and maturity date of the Covered Security, if applicable
                  o number of shares and/or principal amount of the Covered Security
                  o     nature of the transaction
                  o price of the Covered Security at which the transaction was effected
                  o name of the broker, dealer or bank with or through which the transaction was effected


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

                  o name of the broker, dealer or bank with whom the Access Person established any new account
                  o     date the account was established and
                  o date the Quarterly Transaction Report is submitted by the Access Person

                  If an Access Person is not required to report any information on a Quarterly Transaction Report, the Access Person must submit a written and signed statement to that effect to the Chief Compliance Officer no later than 30 days after the end of the calendar quarter.

            b.    When Must an Access Person Submit a Quarterly Transaction
                  Report?
                  -------

                  A Quarterly Transaction Report must be submitted to the Chief
            Compliance Officer no later than 30 days after the end of each calendar quarter.

            c.    Are There Any Exceptions To These Requirements?
                  -----------------------------------------------

                  o     Exceptions for Certain Securities and Accounts
                        ----------------------------------------------

                        An Access Person does not have to report transactions involving the following securities or accounts:

                        o direct obligations of the government of the United States
                        o     bankers' acceptances
                        o     bank certificates of deposit
                        o     commercial paper
                        o high quality short-term debt instruments including repurchase agreements
                        o shares issued by open-end Funds not managed by Advisory Personnel
                        o securities held in any account over which the Access Person has no direct or indirect influence or control and
                        o transactions effected for any account over which the Access Person has no direct or indirect influence or control

                        If an Access Person does not make a Quarterly Transaction Report because of this exception, the Access Person must submit a written and signed statement to that effect to the Chief Compliance Officer no later than 30 days after the end of the calendar quarter.

                  o     Exceptions Based On Duplicate Confirmations
                        -------------------------------------------

                        In addition, an Access Person does not have to make a Quarterly Transaction Report for a calendar quarter if:

                        o the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer no later than 30 days after the end of the calendar quarter and
                        o all of the required information is contained in the broker trade confirmations or account statements.

                        If broker trade confirmations do not contain all of the required information, the Access Person must include the missing information in a Quarterly Transaction Report.


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

                        If an Access Person does not make a Quarterly Transaction Report because of this exception, the Access Person must submit a written and signed statement to that effect to the Chief Compliance Officer no later than 30 days after the end of the calendar quarter.

F.    CHIEF COMPLIANCE OFFICER REVIEWS
      --------------------------------

      In reviewing transactions, the Chief Compliance Officer will take into account the various exceptions included in this Code. Before making a determination that an Access Person has violated this Code, the Chief Compliance Officer will give the Access Person an opportunity to supply additional information about the transaction in question.

G.    SANCTIONS
      ---------

      The Board of Directors or the Chief Compliance Officer of TAI may impose sanctions on an Access Person for violations of this Code as it deems appropriate. Sanctions could include

            1.    written warning
            2.    letter of censure or suspension
            3.    fine
            4. disgorgement of any profits realized by the Access Person as a result of the violation
            5.    termination of the employment of the Access Person

H.    "WHISTLEBLOWER" PROVISION
      -------------------------

      Persons becoming aware of a violation of the Code, the apparent or suspected violation must be reported promptly to the Chief Compliance Officer. All such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Reports may be submitted anonymously should you wish. In addition, should the Chief Compliance Officer be involved in the violation or is unreachable, you may report a violation to the Chief Compliance Officer of the Touchstone Funds, the Chief Compliance Officer of Western & Southern Financial Group or the President or Chief Executive Officer of the Advisor. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code.

I.    PRIVACY
      -------

      All reports of securities transactions and any other information reported pursuant to this Code will be treated as confidential. Personal account information will be kept in a secure location and will be shredded when the retention requirement has been met.


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

J.    DISTRIBUTION OF THE CODE OF ETHICS
      ----------------------------------

      All Access Persons must receive a copy of the Code of Ethics and must acknowledge receipt of the Code. The distribution of the Code to the Access Person and the acknowledgement from the Access Person to the Chief Compliance Officer that they have received the Code may be delivered by hard copy, fax, or email.

K.    TRAINING
      --------

      All Access persons will receive training on the principles and procedures of the Advisor's Code of Ethics. This will occur within 10 days of when a person is deemed to be an Access person. Additional training will be delivered on any revisions made to the Code.

L.    RECORDKEEPING
      -------------

      Rule 204A-1 and related amendments to Rule 204-2 require that records regarding the Code of Ethics are retain for certain periods of time. The following table sets forth the requirements for TAI's Code of Ethics.

---------------------------------------- -------------------------------------- --------------------------------------
Item                                     Retention Period                       Where Retained
---------------------------------------- -------------------------------------- --------------------------------------
Code of Ethics                           5 years after the date on which they   Office of Advisor first 2 years,
                                         were last in effect                    easily accessible for 5 years
---------------------------------------- -------------------------------------- --------------------------------------
Records of Violations and Actions        5 years after the person ceases to     Office of Advisor first 2 years,
taken as result                          be an access person                    easily accessible for 5 years
---------------------------------------- -------------------------------------- --------------------------------------
Copies of Access persons                 5 years after the person ceases to     Office of Advisor first 2 years,
acknowledgement of receipt of Code       be an access person                    easily accessible for 5 years
---------------------------------------- -------------------------------------- --------------------------------------
List of Access Persons                   List must include all access persons   Office of Advisor first 2 years,
                                         within the past 5 years                easily accessible for 5 years
---------------------------------------- -------------------------------------- --------------------------------------
Holdings and transaction reports         5 years after the person ceases to     Office of Advisor first 2 years,
                                         be an access person                    easily accessible for 5 years
---------------------------------------- -------------------------------------- --------------------------------------
Records of any decisions approving       5 years after the person ceases to     Office of Advisor first 2 years,
acquisitions of IPO's or limited         be an access person                    easily accessible for 5 years
offering
---------------------------------------- -------------------------------------- --------------------------------------


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